Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Appointment of Jack M. Farris

to the Board of Directors

TOMS RIVER, NEW JERSEY, March 19, 2015…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that Jack M. Farris has been appointed to the Boards of OceanFirst Financial Corp. and OceanFirst Bank. Mr. Farris will fill the unexpired terms of former director John W. Chadwick and stand for re-election at the 2015 Annual Meeting of Stockholders. Mr. Chadwick, having reached the Company’s mandatory retirement age, resigned to spend more time on other business, professional and charitable activities and to allow Mr. Farris to begin service as soon as possible.

Mr. Farris is the Vice President and Deputy General Counsel, Information Technology, Information Security, Global Clearance and Compliance for Verizon Communications Inc., one of the world’s leading wireline, wireless and business communications companies, where he has been employed since 1991. Mr. Farris has served in his present position since 2011 and prior to that has served in a variety of legal and management functions, with responsibility for systems and technology procurement, global operations security, finance operations, litigation, regulatory compliance and transactional matters, in addition to information technology and security.

975 Hooper Avenue • Toms River, NJ 08753 • 732.240.4500 tel • www.oceanfirst.com

“We are pleased to have Jack Farris join our Board,” said Christopher D. Maher, President and Chief Executive Officer after today’s announcement. Mr. Maher added, “Jack’s extensive experience with information technology and cybersecurity, coupled with his broad background in legal and transactional matters, will make him a valuable asset to the Board and OceanFirst. Finally, on behalf of the OceanFirst family we offer our sincere appreciation to Jack Chadwick for his years of service to the Company and wish him continued success.”

OceanFirst Financial Corp’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $2.4 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank delivers commercial and residential financing solutions, wealth management, and deposit services throughout the central New Jersey region and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

975 Hooper Avenue • Toms River, NJ 08753 • 732.240.4500 tel • www.oceanfirst.com